[DRYPERS LOGO]

                                 April 28, 1997

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Drypers Corporation to be held at 10:00 a.m., C.D.T., on Wednesday, May 28, 1997, at the Houstonian Hotel and Conference Center, located at 111 Post Oak Lane, Houston, Texas 77024.

        This year you will be asked to vote in favor of three proposals. The proposals relate to the election of two directors, the approval of amendments to the Amended and Restated 1995 Key Employee Stock Option Plan and the appointment of independent public accountants for fiscal 1997. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE PROPOSALS AND URGES THAT YOU RETURN YOUR SIGNED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

        Thank you for your cooperation.

                                                 Sincerely,


                                                 Walter V. Klemp
                                                 Co-Chief Executive Officer and
                                                  Chairman of the Board

                               DRYPERS CORPORATION
                              1415 WEST LOOP NORTH
                              HOUSTON, TEXAS 77055

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Drypers Corporation:

        The 1997 Annual Meeting of Stockholders of Drypers Corporation (the "Company") will be held on May 28, 1997, at 10:00 a.m., C.D.T., at the Houstonian Hotel and Conference Center, located at 111 Post Oak Lane, Houston, Texas, for the following purposes:

        1. To elect two persons to serve as directors of the Company for a three-year term or until their respective successors are duly elected and qualified.

        2. To consider and vote on a proposal to approve amendments to the Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan to (i) increase the aggregate number of shares of the Company's Common Stock with respect to which options may be granted under the plan by 500,000 to allow for the grant of additional options under the plan and (ii) make certain other changes as set forth therein.

        3. To consider and vote on a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

        4. To transact such other business as may properly come before the Meeting.

        The Board of Directors has fixed the close of business on April 21, 1997, as the record date for determination of stockholders who are entitled to notice of and to vote either in person or by proxy at the 1997 Annual Meeting of Stockholders and any adjournment thereof. All Stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

                                             By Order of the Board of Directors

                                             Terry A. Tognietti
                                             Secretary

April 28, 1997

                               DRYPERS CORPORATION
                              1415 WEST LOOP NORTH
                              HOUSTON, TEXAS 77055
                                 (713) 682-6848

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1997

                               GENERAL INFORMATION

        This Proxy Statement and the accompanying proxy card are furnished to holders of Common Stock of Drypers Corporation ("Drypers" or the "Company"), $.001 par value per share (the "Common Stock"), and to holders of the Company's Senior Convertible Cumulative 7.5% Preferred Stock, $.01 par value per share (the "7.5% Preferred Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. Such notice, this Proxy Statement and the form of proxy are being mailed to stockholders beginning on or about April 30, 1997, to stockholders of record on April 21, 1997 (the "Record Date").

        All duly executed proxies received prior to the Meeting will be voted in accordance with the choices specified thereon, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the director nominees listed herein, (ii) for the approval of the amendments to the Amended and Restated 1995 Key Employee Stock Option Plan (the "1995 Plan"), (iii) for the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997 and (iv) in the discretion of such persons, in connection with any other business that may properly come before the Meeting. Stockholders may revoke their proxies at any time prior to the exercise thereof by written notice to the Secretary of the Company at the above address or by the execution and delivery of a later dated proxy or by attendance at the meeting and voting their shares in person.

        As of the close of business on April 21, 1997, the Record Date for determining stockholders entitled to vote at the Meeting, the Company had 8,348,874 shares of Common Stock outstanding and entitled to vote and 90,000 shares of 7.5% Preferred Stock outstanding and entitled to vote, and these shares are the only outstanding shares of capital stock of the Company entitled to vote. Each share of Common Stock is entitled to one vote with respect to each matter to be acted upon at the Meeting and each share of 7.5% Preferred Stock is entitled to 100 votes with respect to each matter to be acted upon at the Meeting. The holders of a majority of the votes of the outstanding shares of Common Stock and 7.5% Preferred Stock as of the Record Date, whether represented in person or by proxy, voting as a single class, will constitute a quorum for the transaction of business at the Meeting as to any matter.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

        At the Meeting, two directors are to be elected. The persons listed below have been nominated for election to fill the two director positions for terms expiring in 2000. It is the intention of the persons named in the proxies for the holders of the Common Stock and 7.5% Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of such director position. In accordance with the Company's By-laws, as amended, and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving at least the votes of a majority of the outstanding shares of Common Stock and 7.5% Preferred Stock, voting as a single class, present in person or by proxy at the Meeting and entitled to vote on the election of directors will be elected director. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, but will have the same effect as a vote against the nominee.

    NOMINEES               AGE       POSITION WITH THE   DIRECTOR  TO BE ELECTED
                                          COMPANY          SINCE    FOR A TERM
                                                                    EXPIRING IN
    --------               ---       -----------------   --------  -------------
Terry A. Tognietti         40   Co-Chief Executive         1991        2000
                                Officer and
                                President - Drypers
                                North America
Philip A. Tuttle           55   Director                   1991        2000


 OTHER DIRECTORS         AGE        POSITION WITH THE    DIRECTOR      TERM
                                         COMPANY           SINCE    EXPIRING IN
 ---------------         ---        -----------------    --------  -------------
 Walter V. Klemp         37    Co-Chief Executive          1987        1998
                               Officer, and
                               Chairman of the
                               Board
 Raymond M. Chambers     41    Co-Chief Executive          1995        1999
                               Officer and
                               President - Drypers
                               International
 Gary L. Forbes          53    Director                    1996        1999
 Nolan Lehmann           52    Director                    1991        1998

INFORMATION REGARDING NOMINEES AND DIRECTORS

BACKGROUND OF NOMINEES

        Mr. Tognietti participated in the formation of Drypers and has served as Co-Chief Executive Officer and President of Drypers North America since January 1995. Mr. Tognietti also has served as a director of Drypers since August 1991, and as Managing Director of Drypers from its formation to December 1994. From January 1994 to December 1994, he served as the Managing Director-Domestic Operations. From June 1992 to December 1993, he served as President of the Company's Veragon division. From June 1979 to August 1987, Mr. Tognietti was involved in operations management within the baby diaper division of Procter & Gamble, serving in various positions, including Pampers operations department manager, Luvs operations department manager and Luvs manufacturing development manager.

        Mr. Tuttle has served as a director of the Company since 1991. Since May 1989, Mr. Tuttle has been a general partner of Davis Venture Group, the general partner of Davis Venture Partners I, L.P. and Davis Venture Partners II, L.P., each a private equity partnership (collectively referred to in this Proxy Statement as "Davis"). Davis is a principal stockholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management". From August 1987 through May 1989, Mr. Tuttle managed private investments and from August 1982 through August 1987, Mr. Tuttle was president of Allied Bancshares Capital Corporation, a small business investment company. Mr. Tuttle also serves on the board of directors of Zydeco Energy, Inc., a drilling, exploration and energy services company. Mr. Tuttle is a certified public accountant and is a fellow of the Institute of Directors, London, England.

BACKGROUND OF DIRECTORS

        Mr. Klemp has served as the Chairman of the Board and Co-Chief Executive Officer of Drypers since January 1995 and has served on its Board of Directors since its formation in February 1987. From February 1996 to November 1996, in addition to his duties as Chairman and Co-Chief Executive Officer, he served as Acting Chief Financial Officer. He served as the Managing Director-Finance of Drypers from its formation to December 1994. In 1984, Mr. Klemp participated in the formation of VMG Enterprises, Inc. ("VMG") and in 1987, the formation of Drypers. From February 1984 to April 1986, he served as chief financial officer of VMG. Prior to 1984, Mr. Klemp, a certified public accountant, specialized in consulting to development stage businesses with the accounting firm of Coopers & Lybrand in Portland, Oregon. Mr. Klemp also serves on the board of directors of EqualNet Holding Corp., a publicly traded telecommunications company.

        Mr. Chambers has served as Co-Chief Executive Officer, President of Drypers International and a director of Drypers since January 1995 and served as a Managing Director of Drypers from June 1992 to December 1994. In June 1992, he also became President of the Company's VMG division and served in such capacity until December 1993. From January 1994 to December 1994, he served as Managing Director-International Operations. From July 1989 until joining the Company in June 1992, Mr. Chambers served as Chief Executive Officer and President of VMG. Mr. Chambers also served as Vice President of Manufacturing of VMG from March 1986 to July 1989 and as Operations Manager of VMG from April 1985 to March 1986. From March 1979 to April 1985, Mr. Chambers served in various manufacturing management positions with Procter & Gamble, including process engineer with divisional responsibilities for specific Pampers product improvements.

        Mr. Forbes has served as Vice President of Equus Capital Management Corporation since 1991 and also has served as Vice President of Equus Capital Corporation since December 1991. Equus Capital Management Corporation and Equus Capital Corporation are registered investment advisors and serve as the management company and sub-advisor of Equus. Equus

Capital Management Corporation and Equus Capital Corporation also serve as the management company and managing general partner of Equus Capital Partners, L.P. ("Equus Capital"), one of several funds formed by Equus Capital Corporation. Equus Capital and its affiliate, Equus II Incorporated ("Equus"), are principal stockholders of the Company. See "Security Ownership of Certain Beneficial Owners and Management". Mr. Forbes is a director of Consolidated Graphics, Inc., a company involved in commercial and financial printing, and NCI Building Systems, Inc., a manufacturer of pre-engineered metal buildings. Mr. Forbes is a certified public accountant.

        Mr. Lehmann has served as a director of the Company since 1991. He has served as President and a director of Equus Capital Management Corporation, located in Houston, Texas, since 1983, and is also President and a director of Equus Capital Corporation. Mr. Lehmann also currently serves as President and a director of Equus, a business development company listed on the American Stock Exchange. Equus Capital Management Corporation and Equus Capital Corporation also serve as the management company and managing general partner of Equus Capital, one of several funds formed by Equus Capital Corporation. Equus Capital and its affiliate, Equus, are principal stockholders of the Company. See "Security Ownership of Certain Beneficial Owners and Management". Mr. Lehmann also serves on the board of directors of Allied Waste Industries, Inc., a company involved in solid waste disposal, Garden Ridge Corporation, a specialty retail corporation, American Residential Services, Inc., a company that provides plumbing, heating/air conditioning, and electrical services to the residential community, and Brazos Sportswear, Inc., a licensed sportswear company. Mr. Lehmann is a certified public accountant.

MEETINGS AND COMMITTEES OF THE BOARD

        The Board of Directors held three meetings during the fiscal year ended December 31, 1996. Each director attended at least 75% of the total combined number of meetings held by the Board and by the committees on which each director served.

        The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee.

        The Audit Committee is currently comprised of Messrs. Forbes, Lehmann and Tuttle and is charged with recommending the appointment of the independent public accountants, reviewing their fees, ensuring that proper guidelines are established for the dissemination of financial information, meeting periodically with the independent public accountants, the Board of Directors and certain officers of the Company and its subsidiaries to ensure the adequacy of internal controls and reporting, reviewing consolidated financial statements and performing any other duties or functions deemed appropriate by the Board of Directors. The Audit Committee met once in 1996.

        The Compensation Committee currently comprises Messrs. Forbes, Lehmann and Tuttle. This Committee awards options pursuant to the Company's various stock option plans, determines the terms and conditions of such options, including (i) the persons to whom such options will be awarded and (ii) the form, terms and provisions of any agreement pursuant to which such options are awarded. This Committee is also responsible for consideration of compensation matters for Messrs. Chambers, Klemp and Tognietti. The Compensation Committee met twice in 1996.

PROPOSAL TWO:   APPROVAL OF AMENDMENTS TO THE DRYPERS CORPORATION AMENDED AND
                RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN

GENERAL

        At the Meeting, the stockholders of the Company will be asked to vote on a proposal to approve amendments to the 1995 Plan. Approval of such amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock and 7.5% Preferred Stock, voting as a single class, that are present in person or by proxy and entitled to vote at the Meeting. A summary of the amendments to the 1995 Plan is set forth under "Description of Proposed Amendments to the 1995 Plan". On the recommendation of the Compensation Committee, the Board of Directors adopted, and is submitting for stockholder approval, the amendments to the 1995 Plan which (i) increase the aggregate number of shares of the Company's Common Stock with respect to which options may be granted under the 1995 Plan by 500,000 to 3,000,000 to allow for the grant of additional options under the 1995 Plan and (ii) make certain other changes as set forth therein.

REASONS FOR THE 1995 PLAN

        The purpose of the 1995 Plan is to benefit the Company and its subsidiary corporations through the maintenance and development of its management and key employees by offering to such individuals an opportunity to become owners of the Common Stock and is intended to advance the best interests of the Company by increasing the proprietary interests of such individuals in the success of the Company and its subsidiary corporations. The number of shares available under the 1995 Plan was depleted in 1996 and the Board of Directors of the Company has determined that, to continue to provide performance based incentive to the Company's management and key employees, it is in the best interest of the Company to increase the number of shares of Common Stock available for the grant of options under the 1995 Plan. The result of the proposed increase in the number of shares of Common Stock to be available for the grant of options under the 1995 Plan would be a net increase in shares available under all Company employee stock options plans of 500,000. See "Executive Officers and Compensation--Executive Compensation" and "Description of Proposed Amendments to the 1995 Plan".

CERTAIN CONSIDERATIONS

        Stockholders should know that certain disadvantages may result from the adoption of the amendments to the 1995 Plan, including a reduction in their interests in the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted regardless of whether they are exercised.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1995 PLAN.

        Approval of the amendments to the 1995 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and 7.5% Preferred Stock, voting as a single class, entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the amendments to the 1995 Plan. Abstentions will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention will have the same effect as a vote against the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.


PROPOSAL THREE: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's Audit Committee has recommended and the Board of Directors has approved and now recommends the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to attend the Meeting and will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

        Approval of the ratification will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and 7.5% Preferred Stock, voting as a single class, represented in person or by proxy at the Meeting. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote will have the same effect as a vote against the proposal.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of April 15, 1997, concerning the beneficial ownership of the Common Stock and 7.5% Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of either the Common Stock or the 7.5% Preferred Stock, (ii) each director and named executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                                BENEFICIAL OWNERSHIP(1)
                                                              -------------------------------
                                                                           7.5%
                                                 COMMON                  REFERRED
             NAME                                STOCK         PERCENT    STOCK     PERCENT
             ----                             ------------     -------   --------   -------
Equus II Incorporated and affiliates(2)       3,834,472(3)       35.4     25,000      27.8
          2929 Allen Parkway, 25th Floor
          Houston, Texas 77019
-------------------------------------------------------------------------------------------
Heartland SmallCap Contrarian Fund            2,250,000(4)       21.3     22,500      25.0
          790 N. Milwaukee Street
          Milwaukee, Wisconsin 53202
-------------------------------------------------------------------------------------------
Davis Venture Group and affiliates(5)         1,514,000(6)       16.1     11,000      12.2
          12 Greenway Plaza, Suite 600
          Houston, Texas 77046
-------------------------------------------------------------------------------------------
Meridian Fund, Ltd.                           1,050,000(7)       11.2     10,500      11.7
          601 Jefferson, Suite 4000
          Houston, Texas 77002
-------------------------------------------------------------------------------------------
Antar & Co.                                     800,000(8)        8.8      8,000       8.9
          600 Jefferson, Suite 350
          Houston, Texas 77002
-------------------------------------------------------------------------------------------
Heartland Limited Partners I                    750,000(9)        8.3      7,500       8.3
          790 N. Milwaukee Street
          Milwaukee, Wisconsin 53202
-------------------------------------------------------------------------------------------
GT Capital Management, Inc.(10)                 478,300           5.8       --          --
          50 California, 27th Floor
          San Francisco, California 94111
-------------------------------------------------------------------------------------------
Walter V. Klemp                                 782,755(11)       8.8       --          --
          1415 West Loop North
          Houston, Texas 77055
-------------------------------------------------------------------------------------------
Terry A. Tognietti                              665,513(12)       7.6       --          --
          1415 West Loop North
          Houston, Texas 77055
-------------------------------------------------------------------------------------------
Raymond M. Chambers                             585,515(13)       6.6       --          --
          1415 West Loop North
          Houston, Texas 77055
-------------------------------------------------------------------------------------------
Joe D. Tanner                                   274,284(14)       3.2      1,500       1.7
-------------------------------------------------------------------------------------------
Gary L. Forbes(15)                               10,167(15)       (15)       (15)      (15)
-------------------------------------------------------------------------------------------
Nolan Lehmann(16)                                 5,014(16)       (16)       (16)      (16)
-------------------------------------------------------------------------------------------
Philip A. Tuttle(17)                              2,000(17)       (17)       (17)      (17)
-------------------------------------------------------------------------------------------
6 directors and 2 other executive officers        7,673,720      55.2     37,500      41.7
as a group (8 persons)(18)
-------------------------------------------------------------------------------------------

 *      Less than 1%

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. Beneficial ownership includes both outstanding shares of Common Stock and 7.5% Preferred Stock and shares of Common Stock that such holder has a right to acquire within 60 days upon exercise of outstanding options or warrants or upon conversion of the 7.5% Preferred Stock. Except as otherwise noted, each stockholder has sole voting and dispositive power with respect to the shares of Common Stock or the 7.5% Preferred Stock, as the case may be.

(2) "Equus II Incorporated and affiliates" consists of Equus Capital Management Corporation, Equus Capital Corporation, Equus II Incorporated ("Equus") and Equus Capital Partners, L.P. ("Equus Capital"). Equus Capital Management Corporation and Equus Capital Corporation serve as the management company and sub-advisor of Equus. Equus Capital Management Corporation and Equus Capital Corporation also serve as the management company and managing general partner of Equus Capital. Because of these relationships, each of the entities constituting Equus II Incorporated and affiliates may be deemed to beneficially own the 1,107,882 shares of Common Stock held directly by Equus, the 2,500,000 shares of Common Stock issuable on the conversion of 25,000 shares of 7.5% Preferred Stock held directly by Equus and the 226,590 shares of Common Stock held directly by Equus Capital.

(3) Includes 13,236 shares of Common Stock issuable upon exercise of warrants and 2,500,000 shares of Common Stock issuable on the conversion of shares of 7.5% Preferred Stock held by such stockholder.

(4) Includes 2,250,000 shares of Common Stock issuable on the conversion of shares of 7.5% Preferred Stock held by such stockholder.

(5) "Davis Venture Group and affiliates" comprises Davis Venture Group, Davis Venture Partners, L.P. and Davis Venture Partners II, L.P. Davis Venture Group is the general partner of each of Davis Venture Partners, L.P. and Davis Venture Partners II, L.P. Because of such relationships Davis Venture Group may be deemed to be beneficial owner of shares of Common Stock and 7.5% Preferred Stock held of record by Davis Venture Partners, L.P. and Davis Venture Partners II, L.P.

(6) Includes 1,100,000 shares of Common Stock issuable on the conversion of shares of 7.5% Preferred Stock held by such stockholder.

(7) Includes 1,050,000 shares of Common Stock issuable on the conversion of shares of 7.5% Preferred Stock held by such stockholder.

(8) Includes 800,000 shares of Common Stock issuable on the conversion of shares of 7.5% Preferred Stock held by such stockholder.

(9) Includes 750,000 shares of Common Stock issuable on the conversion of shares of 7.5% Preferred Stock held by such stockholder.

(10) Information with respect to the ownership of GT Capital Management, Inc. was obtained from its report on Schedule 13G dated February 10, 1995, as received by the Company.

(11) Includes 129,081 and 490,583 shares of Common Stock issuable upon exercise of warrants and options, respectively.

(12) Includes 17,211 and 490,583 shares of Common Stock issuable upon exercise of warrants and options, respectively.

(13) Includes 103,265 and 462,250 shares of Common Stock issuable upon exercise of warrants and options, respectively.

(14) Includes 7,284, 117,000 and 150,000 shares of Common Stock issuable upon exercise of warrants and options and upon conversion of the 1,500 shares of 7.5% Preferred Stock, respectively.

(15) Mr. Forbes is Vice President of Equus Capital Management Corporation and Equus Capital Corporation. Because of such relationships, he may be deemed to be the beneficial owner of the shares of Common Stock and 7.5% Preferred Stock beneficially owned by Equus II Incorporated and affiliates. Mr. Forbes disclaims such beneficial ownership. See Note (2) to this table.

(16) Mr. Lehmann is President and a director of each of Equus Capital Management Corporation, Equus Capital Corporation and Equus. Because of such relationships, he may be deemed to be the beneficial owner of the shares of Common Stock and 7.5% Preferred Stock beneficially owned by Equus II Incorporated and affiliates. Mr. Lehmann disclaims such beneficial ownership. See Note (2) to this table.

(17) Mr. Tuttle is a general partner of Davis Venture Group, and because of such relationship, Mr. Tuttle may be deemed the beneficial owner of the shares of Common Stock and 7.5% Preferred Stock beneficially owned by Davis Venture Group and affiliates. Mr. Tuttle disclaims such beneficial ownership. See Note (5) to this table.

(18)    See notes (11) through (17) above.

                       EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

        Set forth below, as of April 15, 1997, are the names of the executive officers of the Company, together with their ages and positions with the
Company:

      NAME                   AGE                POSITION
      ----                   ---                --------
Walter V. Klemp               37    Chairman of the Board, Co-Chief Executive
                                     Officer, Director
Terry A. Tognietti            40    Co-Chief Executive Officer,  President-
                                     Drypers North America, Director
Raymond M. Chambers           41    Co-Chief Executive Officer, President -
                                     Drypers International, Director
Joe D. Tanner                 50    Executive Vice President and Chief
                                     Operating Officer - Drypers International
Jonathan P. Foster            33    Executive Vice President and Chief
                                     Financial Officer

        For information regarding the background of Messrs. Klemp, Tognietti and Chambers, see "Proposal One: Election of Directors - Background of Nominees and Directors".

        MR. TANNER has served as Executive Vice President and Chief Operating Officer--Drypers International since February 1996. From February 1995 until February 1996 he served as Vice President, Chief Operating Officer--Drypers International. Mr. Tanner served as President of Hygienic Products International, Inc., a subsidiary of the Company that was merged into Drypers Corporation in February 1996, from its inception in February 1992 to February 1995. Prior to February 1992, Mr. Tanner was a partner with the law firm of Williams, Kastner & Gibbs in Portland, Oregon. Mr. Tanner also served as a state senator for the State of Washington for two years and as a Washington State Representative for four years.

        MR. FOSTER has served as Chief Financial Officer since July 1996 and as Executive Vice President of Drypers since November 1996. From September 1995 to July 1996, Mr. Foster was Chief Financial Officer of Dickson Weatherproof Nail Company, Inc. based in Chicago, Illinois. From September 1991 to August 1995, Mr. Foster was with Schlumberger, Ltd. as Controller and Treasurer for Global Tel*Link, Inc., a telecommunications subsidiary, in Mobile, Alabama and as Assistant Controller and Controller for Schlumberger's Measurement Division, a manufacturer and worldwide marketer of industrial flow measurement products, based in Greenwood, South Carolina. Prior to 1991, Mr. Foster, a certified public accountant, provided audit, consulting, and tax services to development stage companies as a Manager in the Middle Market Group of Deloitte & Touche, LLP in Atlanta, Georgia.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors of Drypers Corporation (the "Committee") is pleased to present the following report on executive compensation to the stockholders of the Company.

OVERALL OBJECTIVES AND PHILOSOPHY OF EXECUTIVE COMPENSATION PROGRAM

        The Committee's philosophy is to ensure that executive compensation is linked directly to improvements in financial performance and an increase in stockholder value. To effect this philosophy, the Committee follows the objectives of (i) providing a competitive total compensation package that allows the Company to attract, motivate and retain key executives, (ii) providing compensation opportunities that are linked directly to the financial performance of the Company and that align executive remuneration with the interest of the stockholders and (iii) integration of executive compensation with the Company's annual and long-term business objectives and performance goals.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

        The Committee reviews on a periodic basis the Company's compensation program to ensure that the pay levels and incentive opportunities reflect the performance of the Company while providing a compensation package that is competitive with companies of similar size as the Company. To assist the Committee in this role, it retained an independent outside consulting firm in March 1995 to review the Company's executive compensation program and to make recommendations to the Committee to ensure that its objectives are being met.

        BASE SALARY. Base salary levels are largely determined through comparisons with companies of similar size and complexity as the Company. Actual salaries are targeted by the Committee to keep each executive slightly below the midpoint of the market for similarly situated companies, while the Committee focuses on incentive compensation to maintain competitive total cash pay levels.

        ANNUAL INCENTIVE COMPENSATION. The Company's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of certain pre-tax earnings. The Committee's objective with respect to this plan is to deliver a targeted annual incentive of 20% of base salary upon the attainment of a certain threshold level of pre-tax earnings. In particular, the plan aims to focus corporate behavior on consistent earnings growth which the committee believes is determinant of share price over time. Targeted minimum awards for executive officers of the Company under this plan are also designed to be slightly below targeted awards of companies of similar size and complexity as the Company; however, the maximum bonus payable to eligible executives pursuant to such awards is unlimited. Actual awards are subject to decrease or increase on the basis of the Company's pre-tax earnings performance and are completely at the discretion of the Committee. The Company has made awards to the executive officers of the Company named in the compensation table under this plan during the past three years. Under the plan, executive officers are entitled to elect to receive a portion of their payment in either cash or shares of the Company's Common Stock.

        STOCK OPTION PROGRAMS. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock that the best interests of stockholders and executives will be closely aligned. Therefore, executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock in the future at a specified price. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using an option valuation model based upon assumptions related to increases in the price of the shares of Common Stock over time discounted to a present value.

DISCUSSION OF 1996 COMPENSATION FOR THE CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER

        In considering the compensation for the Chairman and Co-Chief Executive Officer for fiscal 1996, the Committee reviewed his existing compensation arrangements and both Company and individual performances. The employment agreement between the Company and Mr. Klemp was structured to provide him with a base salary and annual incentive opportunity. See "Executive Officers and Compensation - Employment Agreements". Because of the nature of these employment arrangements, the Committee made the following determinations regarding the compensation of Mr. Klemp:

        o Base salary remained at $210,000 for 1996, as was authorized in his employment agreement, and has remained unchanged since July 1994. The Committee determined that Mr. Klemp's base salary continues to be at the desired level relative to companies of similar size and complexity.

        o No bonuses will be or have been paid with respect to the full fiscal year 1996.

        As indicated in the discussion above, after its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company competes. The Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly related to the annual financial and operational results of the Company. The Committee also believes that the Company's stock option plans provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

                                             COMPENSATION COMMITTEE OF THE
                                                BOARD OF DIRECTORS

                                             Gary L. Forbes
                                             Nolan Lehmann
                                             Philip A. Tuttle

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to the five most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1996, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                                          COMPENSATION
                                                             AWARDS
                                                          ------------
                                                             COMMON
                                                              STOCK
                                                            UNDERLYING
                                  ANNUAL COMPENSATION        OPTIONS      ALL OTHER $
NAME AND PRINCIPAL POSITION   YEAR     SALARY $  BONUS $   (SHARES) (1) COMPENSATION(2)
---------------------------   ----     --------  -------  ------------- ---------------
Walter V. Klemp               1996      210,000     --  (3)   436,000        4,798
  Chairman of the Board,      1995      210,000   70,000(4)      --          5,848
  Co-Chief Executive Officer  1994      205,000   25,000         --          1,940
---------------------------   ----     --------  -------  ------------- ---------------
Terry A. Tognietti            1996      210,000     --  (3)   436,000        4,809
  Co-Chief Executive Officer, 1995      210,000   70,000(4)      --          5,848
  President--Drypers North    1994      205,000   25,000         --          1,540
  America
---------------------------   ----     --------  -------  ------------- ---------------
Raymond M. Chambers           1996      210,000     --  (3)   411,000       20,959
  Co-Chief Executive Officer, 1995      210,000   70,000(4)      --         14,846
  President--Drypers          1994      205,000   25,000         --         14,620
  International
---------------------------   ----     --------  -------  ------------- ---------------
Joe D. Tanner                 1996      150,000   25,000      152,500        4,817
  Executive Vice President    1995      146,250   45,000         --          5,355
  and Chief Operating         1994      135,000   40,000         --          2,288
  Officer-Drypers
  International
---------------------------   ----     --------  -------  ------------- ---------------
T. Jack Gainer                1996      112,500     --         68,125        1,127
  Former Chief Financial      1995      150,000   47,000         --          4,148
  Officer(5)                  1994      127,500   30,000         --          3,750
---------------------------   ----     --------  -------  ------------- ---------------

(1) On February 22, 1996, the Compensation Committee authorized the cancellation of 378,625 of these options and the grant of substitution options and the issuance of the remaining 1,125,000 options, which were approved by stockholders on May 28, 1996, each with per share exercise prices of $3.00, the fair market value of the Common Stock on February 22, 1996.

(2) Amounts represent contributions by the Company under the Company's 401(k) savings plans in 1996 for Messrs. Klemp, Tognietti, Chambers, Tanner, and Gainer of $4,798, $4,809, $10,959, $4,817, and $1,127,
        respectively, and term life insurance premiums paid by the Company in 1996 for Mr. Chambers of $10,000.

(3)     No bonuses were paid with respect to the full fiscal year 1996.

(4) Related to the performance of the Company in 1994, subject to certain follow-on events in the beginning of 1995. No bonuses were paid with respect to the full fiscal year 1995.

(5) T. Jack Gainer resigned from his position as Chief Financial Officer effective March 8, 1996.

                     OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1996(1)

                                                                              POTENTIAL REALIZED
                                                                               VALUE AT ASSUMED
                                                                               ANNUAL RATES OF
                                                                                DRYPERS COMMON
                                                                                  STOCK PRICE
                                                                                 APPRECIATION
                                      INDIVIDUAL GRANTS                        FOR OPTION TERM(3)
----------------------------------------------------------------------------- -------------------
          NAME              NUMBER OF      % OF TOTAL
                           SECURITIES        OPTIONS     EXERCISE
                           UNDERLYING      GRANTED TO     OR BASE
                             OPTIONS      EMPLOYEES IN     PRICE   EXPIRATION
                         GRANTED (1)(2)    FISCAL YEAR   ($/SHARE)    DATE       5%($)       10%($)
------------------------ --------------   ------------   --------- ---------- ----------   ---------
Walter V. Klemp             436,000          16.4%         $3.00     2/22/06   822,594     2,084,615
------------------------ --------------   ------------   --------- ---------- ----------   ---------
Terry A. Tognietti          436,000          16.4%         $3.00     2/22/06   822,594     2,084,615
------------------------ --------------   ------------   --------- ---------- ----------   ---------
Raymond M. Chambers         411,000          15.5%         $3.00     2/22/06   775,427     1,965,084
------------------------ --------------   ------------   --------- ---------- ----------   ---------
Joe D. Tanner                75,000           2.8%         $3.00     2/22/06   141,501       358,592
------------------------ --------------   ------------   --------- ---------- ----------   ---------

(1) T. Jack Gainer received no grants of options during the fiscal year ended December 31, 1996. T. Jack Gainer resigned from his position as Chief Financial Officer effective March 8, 1996.

(2) Potential values stated are based upon the hypothesis that the Common Stock will appreciate in value from the date of grant to the end of the option term at the stated annualized rates. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the future appreciation, if any, which may be realized.

(3) Represents shares issuable pursuant to a non-qualified stock option. Options are 100% vested as of the date of grant.

(4) On February 22, 1996, the Compensation Committee authorized the cancellation of 273,000 of these options and the grant of substitution options and the issuance of the remaining 1,125,000 options, which were approved by stockholders on May 28, 1996, each with per share exercise prices of $3.00, the fair market value of the Common Stock on February 22, 1996.

        The following table sets forth summary information regarding the value of all unexercised options as of December 31, 1996, for each of the executive officers named in the Summary Compensation Table.

                                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                 OPTIONS AT DECEMBER 31, 1996 (SHARES)   DECEMBER 31, 1996 ($)(1)
                                 ------------------------------------- ----------------------------
                                    EXERCISABLE   UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
                                 ------------------------------------- ----------------------------
Walter V. Klemp                       490,583          8,334            $367,937         $6,251

Terry A. Tognietti                    507,135          8,334             429,345          6,251

Raymond M. Chambers                   462,250         11,250             346,688           --

Joe D. Tanner                         117,000         35,500              87,750         26,625

T. Jack Gainer(2)                      68,125           --                51,094           --

----------
(1) Assumes a fair market value of $3.75 per share of Common Stock as of December 31, 1996.

(2) T. Jack Gainer resigned from his position as Chief Financial Officer effective March 8, 1996.

PERFORMANCE PRESENTATION

        The following performance graph compares the performance of the Common Stock to The Nasdaq Stock Market -- US Index and a peer group. Information with respect to the Common Stock, The Nasdaq Stock Market -- US Index and the peer group is from March 11, 1994, the date on which the Common Stock first began public trading. The graph assumes that the value of the investment in the Common Stock and each index was $100 at March 11, 1994, and that all dividends were reinvested.

        The peer group is comprised of Paragon Trade Brands, Inc. (NYSE-PTB) and DSG International Limited (Nasdaq-DSGIF), which are the only two public companies known to the Company substantially all of whose revenue is derived from the manufacture and sale of disposable baby diapers. Due to the unique characteristics of the diaper industry and the unusual competitive activity present in this category, the Company believes that this is an appropriate peer group for comparison.

                 COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
          AMONG DRYPERS CORPORATION, THE NASDAQ STOCK MARKET--US INDEX
                                AND A PEER GROUP

                          MARCH 11,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                            1994          1994           1995           1996
                          ---------   ------------   ------------   ------------
Drypers Corporation.....     100           82             20             25
Peer Group..............     100           48             60             75
The Nasdaq Stock
Market--US Index........     100           96            136            167

COMPENSATION OF DIRECTORS

        In 1996, non-employee members of the Board of Directors of the Company were compensated for their services as directors under the Drypers Corporation 1994 Non-Employee Director Option Plan. Each non-employee director was granted an option to purchase 6,000 shares of common stock at a per share exercise price of $3.75, the fair market value of the Common Stock on the date of grant. Each eligible non-employee director first elected on the date the plan was approved received an option to purchase 1,000 shares of common stock at a per share exercise price of $3.75, the fair market value of Common Stock on the date of grant. The Company also has adopted the 1996 Non-Employee Director Stock Option Plan. Each non-employee director was granted an option to purchase 4,000 shares of common stock at a per share exercise price of $3.75, the fair market value of the Common Stock on the date of grant. Each eligible non-employee director, other than those first elected on the date the plan was approved, received an option to purchase 6,000 shares of common stock at a per share exercise price of $3.75, the fair market value of Common Stock on the date of grant. All non-employee directors of the Company are also reimbursed for ordinary and necessary expenses incurred in attending Board and committee meetings.

EMPLOYMENT AGREEMENTS

        Each of Messrs. Klemp, Tognietti and Chambers (collectively, the "Co-Chief Executive Officers") and Mr. Tanner (the "Executive Vice President") (collectively, with the Co-Chief Executive Officers, the "Employees" or, individually, the "Employee") has entered into an employment agreement (each individually an "Employment Agreement" and collectively the "Employment Agreements") with the Company. The Employment Agreements provide for an annual salary of $235,000 for each of the Co-Chief Executive Officers and of $150,000 for the Executive Vice President during the term of the Employment Agreements. In addition, each of the Co-Chief Executive Officers may receive an annual bonus of an amount to be determined by the Board of Directors and the Executive Vice President may receive an annual bonus of an amount to be determined by the Co-Chief Executive Officers. The Employment Agreements also provide for certain employee benefits, vacation and reimbursement of expenses. The term of each employment agreement is a period ending on the third anniversary of the receipt by the Employee of written notice of termination by the Employer given to the Employee. Each of the Employment Agreements may be terminated by the Company (i) for the commission of certain dishonest or fraudulent acts, (ii) upon the death of the Employee, (iii) upon disability of the Employee, or (iv) if the Employee resigns at any time other than after a Change in Control without good cause, as defined below. Each of Messrs. Klemp, Tognietti, Chambers and Tanner has agreed that for the term of his Employment Agreement and for a period of one year after termination for any reason described in clauses (i) through (iv) above, he will not, directly or indirectly, employ any of the Company's employees, induce any of the Company's employees to leave their employment or in any way interfere with the employee relations of the Company.

Under the Employment Agreements, good cause means: (i) the assignment by the Employer to the Employee of duties that are materially inconsistent with the Employee's office with Employer at the time of such assignment, or the removal by the Employer from the Employee of a material portion of those duties usually appertaining to the Employee's office with the Employer at the time of such removal; (ii) a material change by the Employer, without the Employee's prior written consent, in the Employee's responsibilities to the Employer, as such responsibilities are ordinarily and customarily required from time to time of a chief executive officer, or an executive vice president in the case of Mr. Tanner, of a corporation engaged in the Employer's business; (iii) any removal of the Employee from, or any failure to reelect or to reappoint the Employee to the office of Co-Chief Executive Officer, or Executive Vice President in the case of Mr. Tanner; (iv) the Employer's direction that the Employee discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or association of which the Employee is a director, officer, or member at the date of this Agreement; (v) a reduction by the Employer in the amount of the Employee's base salary as determined under this Agreement (or as subsequently increased), or the failure of the Employer to pay such base salary to the Employee; (vi) other than with respect to the annual performance bonus or, as made with the Employee's prior written consent, the discontinuance (without comparable replacement) or material reduction by the Employer of the Employee's participation in any bonus or other employee benefit arrangement (including, without limitation, any profit-sharing, thrift, life insurance, medical, dental, hospitalization, stock option or retirement plan or arrangement) in which the Employee is a participant under the terms of this Agreement, as in effect on the date hereof or as may be improved from time to time hereafter; (vii) the moving by the Employer of the Employee's principal office space, related facilities, or support personnel, from the Employer's principal operating offices, or the Employer's requiring the Employee to perform a majority of his duties outside the Employer's principal operating offices for a period of more than 30 consecutive days; (viii) the relocation, without the Employee's prior written consent, of the Employer's principal operating offices to a location outside the county in which such offices are located at the time of the signing of this Agreement; (ix) in the event the Employer requires the Employee to reside at a location more than 25 miles from the Employer's principal operating offices, except for occasional travel in connection with the Employer's business to an extent and in a manner which is substantially consistent with the Employee's current business travel obligations; (x) in the event the Employee consents to a relocation of the Employer's principal operating offices, the failure of the Employer to (A) pay or reimburse the Employee on an after-tax basis for all reasonable moving expenses incurred by the Employee in connection with such relocation or (B) indemnify the Employee on an after-tax basis against any loss realized by the Employee on the sale of his principal residence in connection with such relocation; (xi) the failure of the Employer to provide the Employee with the benefits specified in the agreement;
(xii) the failure of the Employer to continue to provide the Employee with office space, related facilities and support personnel (including, without limitation, administrative and secretarial assistance) that are commensurate with the Employee's responsibilities to and position with the Employer; (xiii) the failure by the Employer to promptly reimburse the Employee for the reasonable business expenses incurred by the Employee in the performance of his duties for the Employer. The Employee may be removed as an officer at any time by the Company without cause but such removal will not affect his right to his salary or his right to remain covered by the Company's medical insurance policies. Upon such removal, all other benefits will cease, including any right to receive any predetermined bonus or variable bonus.

               DESCRIPTION OF PROPOSED AMENDMENTS TO THE 1995 PLAN

        The following summary does not purport to be a complete summary of the 1995 Plan and is qualified in its entirety by reference to the 1995 Plan.

DESCRIPTION OF AMENDMENTS

        To date, options to purchase an aggregate of 2,348,376 shares of Common Stock have been granted under the 1995 Plan and an aggregate of new options to purchase an additional 500,000 shares of Common Stock have been authorized, subject to stockholder approval of the amendments to the 1995 Plan. The result of the proposed increase in the number of shares of Common Stock to be available for the grant of options under the 1995 Plan would be a net increase in shares available under all Company employee stock options plans of 500,000.

1995 PLAN

        The Board of Directors adopted and the stockholders of the Company approved the 1995 Plan in 1995. The 1995 Plan authorizes the Compensation Committee to issue options intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of Section 422 of the Code ("non-qualified options"). Under the terms of the 1995 Plan, the exercise price for each incentive stock option cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each non-qualified stock option cannot be less than 80% of the fair market value of the Common Stock at the time of grant. Options granted under the 1995 Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash, shares of stock or a combination of cash and stock. The 1995 Plan, as proposed, authorizes (i) the grant of options to acquire an aggregate of 3,000,000 shares of Common Stock; (ii) grants of incentive stock options to eligible employees and grants of non-qualified options to any key employee with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the 1995 Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. Approximately 65 employees of the Company and its subsidiaries are eligible to participate in the 1995 Plan.

NEW PLAN BENEFITS

        The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the 1995 Plan.

--------------------------------------------------------------------------------
                              NEW PLAN BENEFITS(1)
--------------------------------------------------------------------------------
               NAMES AND POSITION                PLAN     DOLLAR      NUMBER OF
                                                 NAME     VALUE $     SHARES (2)
------------------------------------------------------ -----------  ------------
Walter V. Klemp,
Chairman of the Board and
Co-Chief Executive Officer....................   (3)        (4)        498,917
------------------------------------------------------ -----------  ------------
Terry A. Tognietti
Co-Chief Executive Officer....................   (3)        (4)        498,917
------------------------------------------------------ -----------  ------------
Raymond M. Chambers,
Co-Chief Executive Officer....................   (3)        (4)        473,500
------------------------------------------------------ -----------  ------------
Joe D. Tanner,
Executive Vice President - Chief Operating
Officer of Drypers International..............   (3)        (4)        152,500
------------------------------------------------------ -----------  ------------
Jonathan P. Foster
Executive Vice President - Chief Financial
Officer.......................................   (3)        (4)         50,000
------------------------------------------------------ -----------  ------------
Executive Officers as a Group (5 persons,
including the executive officers named above).   (3)        (4)      1,673,834
------------------------------------------------------ -----------  ------------
Non-Executive Director Group..................   (3)        --           --
------------------------------------------------------ -----------  ------------
Non-Executive Officer Employee Group..........   (3)        (4)        483,500
------------------------------------------------------ -----------  ------------
(1)     Includes benefits granted pursuant to the 1995 Plan.

(2) All options granted under the 1995 Plan were granted in substitution for canceled options or were granted as new options in February 1996. Substitution non-qualified options for 689,876 shares were granted subject to stockholder approval of the amendments contained in the 1995 Plan, including options for 273,000 shares granted to the executive officer group. New non-qualified options for 1,125,000 shares were granted to the executive officer group.

(3)     1995 Plan.

(4) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. Options granted under the 1995 Plan have an exercise price of $3.00, $3.50, $3.38 and $5.00 per share. The closing price of the Common Stock on April 21, 1997 was $4.25.

FEDERAL TAX CONSEQUENCES OF THE 1995 PLAN

        Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-qualified options which are not intended to meet these requirements. The federal income tax treatment for the two types of options differ as follows.

        In general, no tax consequences should result from the grant to or exercise by an employee of an incentive stock option under the 1995 Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

        For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

        Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

        If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable year in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

        No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee, provided that the Company withholds income tax with respect to that amount if the optionee is an employee.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations promulgated under Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1996, all officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them.

                                  OTHER MATTERS

        Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Meeting by others. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

        The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation made hereby, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Common Stock.

                              STOCKHOLDER PROPOSALS

        Any proposal by a stockholder to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 29, 1997, to be eligible for inclusion in the Company's Proxy Statement and proxy used in connection with such meeting.

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                               DRYPERS CORPORATION
  THIS PROXY FOR HOLDERS OF SENIOR CONVERTIBLE CUMULATIVE 7.5% PREFERRED STOCK IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1997

        The stockholder of Drypers Corporation (the "Company") whose signature appears on the reverse side of this Proxy hereby appoints Walter V. Klemp and Terry A. Tognietti, and each of them, attorneys and proxies of
P the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at The Houstonian Hotel and Conference Center, 111 Post Oak Lane, Houston, Texas at 10:00 a.m., Wednesday, May 28, 1997, and at any adjournment thereof.
R
        1.ELECTION OF DIRECTORS--NOMINEES:

        Terry A. Tognietti (three-year term) and Philip A. Tuttle (three-year term).

O 2.PROPOSAL TO APPROVE AMENDMENTS TO THE DRYPERS CORPORATION AMENDED AND RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN which includes amendments
        (i) to increase the aggregate number of shares of the Company's Common Stock with respect to which options may be granted under the plan to 3,000,000 to allow for the grant of additional options thereunder and
        (ii) to make certain other changes.
X
        3.PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1997.

        In their discretion, the above named proxies are authorized to vote on such other business as may properly come before the meeting or any
Y adjournment thereof and upon matters incident to the conduct of the meeting.

                                                                SEE REVERSE SIDE
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
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1.      Election of Directors:

        |_| FOR all nominees listed, except as indicated to the contrary below

        |_| WITHHOLD Authority for election of all nominees

        Terry A. Tognietti and Philip A. Tuttle

        (Instruction: to withhold authority to vote for any individual nominee, write that person's name in the space provided below)



2. Approval of amendments to the Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan to increase the number of shares of the Company's Common Stock, $.001 par value, that may be subject to options granted under the existing plan from 2,500,000 shares to 3,000,000 shares and to make certain other changes.

        |_| FOR           |_| AGAINST       |_| ABSTAIN

3. Ratification of Appointment of Arthur Andersen LLP as Independent Auditors for 1997

        |_| FOR           |_| AGAINST       |_| ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1 OR, IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS, FOR APPROVAL OF THE AMENDMENTS TO THE DRYPERS CORPORATION AMENDED AND RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN SET FORTH IN ITEM 2, AND FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1997 SET FORTH IN
ITEM 3.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
                                              PLEASE NOTE ANY CHANGE OF ADDRESS.

SIGNATURE(S)__________________________________________ DATE_____________________
SIGNATURE(S)__________________________________________ DATE_____________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon.
--------------------------------------------------------------------------------

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                               DRYPERS CORPORATION
                     THIS PROXY FOR HOLDERS OF COMMON STOCK
  IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1997

            The stockholder of Drypers Corporation (the
         "Company") whose signature appears on the reverse side of this Proxy hereby appoints Walter V. Klemp and Terry A. Tognietti, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at The Houstonian Hotel and Conference
         Center, 111 Post Oak Lane, Houston, Texas at 10:00 a.m., Wednesday, May 28, 1997, and at any adjournment thereof.

         1. ELECTION OF DIRECTORS--NOMINEES: Terry A.
   P     Tognietti (three-year term) and Philip A. Tuttle
         (three-year term).
   R
         2. PROPOSAL TO APPROVE AMENDMENTS TO THE DRYPERS
   O     CORPORATION AMENDED AND RESTATED 1995 KEY EMPLOYEE
         STOCK OPTION PLAN which includes amendments (i) to
   X increase the aggregate number of shares of the Company's Common Stock with respect to which
   Y options may be granted under the plan to 3,000,000 to allow for the grant of additional options thereunder and (ii) to make certain other changes.

         3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR
         ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1997. In their discretion, the above named proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                                                                SEE REVERSE SIDE
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
--------------------------------------------------------------------------------

1. Election of Directors:
          [ ] FOR all nominees listed, except as indicated to the contrary below

          [ ] WITHHOLD Authority for election of all nominees

          Terry A. Tognietti and Philip A. Tuttle

(Instruction: to withhold authority to vote for any individual nominee, write that person's name in the space provided below)

2. Approval of amendments to the Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan to increase the number of shares of the Company's Common Stock, $.001 par value, that may be subject to options granted under the existing plan from 2,500,000 shares to 3,000,000 shares and to make certain other changes.


 [ ] FOR       [ ]  AGAINST        [ ] ABSTAIN

3. Ratification of Appointment of Arthur Andersen LLP as Independent Auditors for 1997

 [ ] FOR       [ ]  AGAINST        [ ] ABSTAIN

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1 OR, IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS, FOR APPROVAL OF THE AMENDMENTS TO THE DRYPERS CORPORATION AMENDED AND RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN SET FORTH IN ITEM 2, AND FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1997 SET FORTH IN ITEM 3. PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY. PLEASE NOTE ANY CHANGE OF ADDRESS.

SIGNATURE(S)                                                 DATE
SIGNATURE(S)                                                 DATE

Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon.

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